EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 24, 1998 in the Registration Statement (Form S-3) and related Offering Circular-Prospectus of American Country Holdings Inc. for the offer to exchange each Redeemable Common Stock Purchase Warrant together with $4.00 cash for 2.19 shares of Common Stock and 2.19 Class A Redeemable Common Stock Purchase Warrants.


                                           /s/ ERNST & YOUNG LLP
                                           ---------------------
                                           ERNST & YOUNG LLP

   Chicago, Illinois
   May 8, 1998